Exhibit 10.62

PURCHASE AGREEMENT NUMBER PA-03774

between

THE BOEING COMPANY

and

COPA HOLDINGS S.A.

Relating to Boeing Model 737 MAX Aircraft

COP-PA-03774	Page 1

BOEING PROPRIETARY

TABLE OF CONTENTS

ARTICLES		SA NUMBER
Article 1.	Quantity, Model and Description
Article 2.	Delivery Schedule
Article 3.	Price
Article 4.	Payment
Article 5.	Additional Terms

TABLE
1.	Aircraft Information Table 737-8	SA-11
1-2	Aircraft Information Table 737-9	SA-11
1-3	Aircraft Information Table 737-10	SA-10
1-4	Aircraft Information Table 737-9 2011	SA-11
Aircraft Number 11 and On

EXHIBIT
A	Aircraft Configuration 737-8 MAX
A-1-2011	Aircraft Configuration 737-9 MAX	SA-11
A-2	Aircraft Configuration 737-10	SA-10
B.	Aircraft Delivery Requirements and Responsibilities

SUPPLEMENTAL EXHIBITS
AE1.	Escalation Adjustment/Airframe and Optional Features
BFE1.	BFE Variables	SA-1
CS1.	Customer Support Variables
EE1.	Engine Escalation, Engine Warranty and Patent Indemnity
SLP1.	Service Life Policy Components

SA-11	Page 2

BOEING PROPRIETARY

LETTER AGREEMENTS	SA NUMBER

LA-1207593R1	SA-10

LA-1207596

LA-1207601R1	SA-10

LA-1207602

LA-1207605

LA-1207607R1	SA-10

LA-1702975	SA-10

SA-11	Page 3

BOEING PROPRIETARY

RESTRICTED LETTER AGREEMENTS:	SA NUMBER

LA-1207594R1	SA-10

LA-1207595 R1	SA-11

LA-1207597R1	SA-4

LA-1207599R1	SA-10

LA-1207600

LA-1207604

LA-1207608, R3	SA-11

LA-1207930

LA-1207931

LA-1208299

LA-1208302

~~LA 1208560R12~~ 	SA-10

LA-1208842

LA-1208845

LA-1208861R2	SA-10

LA-1500213	SA-4

LA-1601981	SA-9

LA-1702990	SA-10

LA-1700960	SA-10

LA-1702992	SA-10

LA-1703174	SA-10

LA-1743401	SA-10

SA-11	Page 4

BOEING PROPRIETARY

SUPPLEMENTAL AGREEMENTS	DATED AS OF:

Supplemental Agreement No. 1	30 May 2013

Supplemental Agreement No. 2	28 November 2013

Supplemental Agreement No. 3	10 October 2014

Supplemental Agreement No. 4	23 February 2015

Supplemental Agreement No. 5	23 March 2015

Supplemental Agreement No. 6	12 August 2015

Supplemental Agreement No. 7	30 October 2015

Supplemental Agreement No. 8	31 March 2016

Supplemental Agreement No. 9	30 May 2016

Supplemental Agreement No. 10	31 May 2017

Supplemental Agreement No. 11

SA-11	Page 5

BOEING PROPRIETARY

Purchase Agreement No. PA-03774

between

The Boeing Company

and

COPA HOLDINGS S.A.

This Purchase Agreement No. PA-03774 between The Boeing Company, a Delaware corporation, (Boeing) and COPA HOLDINGS S.A., a Panama corporation, (Customer) relating to the purchase and sale of Boeing Model 737 MAX aircraft together with all tables, exhibits, supplemental exhibits, letter agreements and other attachments thereto, if any, (together, the “Purchase Agreement”) incorporates the terms and conditions (except as specifically set forth below) of the Aircraft General Terms Agreement dated as of November 25, 1998 between the parties, identified as AGTA/COP (AGTA).

1. Quantity, Model and Description.

The aircraft to be delivered to Customer will be designated as Model 737-8 MAX or 737-9 MAX aircraft (collectively, the Aircraft and each an Aircraft). Boeing will manufacture and sell to Customer Aircraft conforming to the configuration described in Exhibit A in the quantities listed in Table 1 to the Purchase Agreement, as the same may be amended from time to time in accordance with the provisions of this Purchase Agreement.

2. Delivery Schedule.

The scheduled months of delivery of the Aircraft are listed in the attached Table 1. Exhibit B describes certain responsibilities for both Customer and Boeing in order to accomplish the delivery of the Aircraft.

3. Price.

3.1 Aircraft Basic Price. The Aircraft Basic Price is listed in Table 1 and is subject to escalation in accordance with the terms of this Purchase Agreement.

3.2 Advance Payment Base Prices. The Advance Payment Base Prices listed in Table 1 were calculated using the 737-8 Airframe Price and average optional features price as of the date of this Purchase Agreement escalated at a rate of three percent (3%) per year to the scheduled delivery year.

4. Payment.

4.1 Boeing acknowledges receipt of a deposit in the amount shown in Table 1 for each Aircraft (Deposit).

COP-PA-03774	Page 6

4.2 The standard advance payment schedule for the Aircraft requires Customer to make certain advance payments, expressed in a percentage of the Advance Payment Base Price of each Aircraft beginning with a payment of one percent (1%), less the Deposit, on the effective date of the Purchase Agreement for the Aircraft. Additional advance payments for each Aircraft are due as specified in and on the first business day of the months listed in the attached Table 1.

4.3 For any Aircraft whose scheduled month of delivery is less than twenty-four (24) months from the date of this Purchase Agreement, the total amount of advance payments due for payment upon signing of this Purchase Agreement will include all advance payments which would have become due and payable on or before the date hereof, in accordance with the standard advance payment schedule set forth in paragraph 4.2 above.

4.4 Customer will pay the balance of the Aircraft Price of each Aircraft at delivery.

5. Additional Terms.

5.1 Aircraft Information Table. Table 1 consolidates information contained in Articles 1, 2, 3 and 4 with respect to (i) quantity of Aircraft, (ii) applicable Detail Specification, (iii) month and year of scheduled deliveries, (iv) Aircraft Basic Price, (v) applicable escalation factors and (vi) Advance Payment Base Prices and advance payments and their schedules.

5.2 Escalation Adjustment/Airframe and Optional Features. Supplemental Exhibit AE1 contains the applicable airframe and optional features escalation formula. The provisions of Exhibit D to the AGTA are not applicable to this Purchase Agreement.

5.3 Buyer Furnished Equipment Variables. Supplemental Exhibit BFE1 contains supplier selection dates, on dock dates and other variables applicable to the Aircraft.

5.4 Customer Support Variables. Information, training, services and other things furnished by Boeing in support of introduction of the Aircraft into Customer’s fleet are described in Supplemental Exhibit CS1. The level of support to be provided under Supplemental Exhibit CS1 (Entitlements) assumes that at the time of delivery of Customer’s first Aircraft under the Purchase Agreement, Customer has not taken possession of a Boeing Model 737 aircraft whether such 737 aircraft was purchased, leased or otherwise obtained by Customer from Boeing or another party. If prior to the delivery of Customer’s first Aircraft, Customer has taken possession of a 737 aircraft, Boeing will revise the Entitlements to reflect the level of support normally provided by Boeing to operators already operating such aircraft. Under no circumstances under the Purchase Agreement or any other agreement will Boeing provide the Entitlements more than once to support Customer’s operation of 737 aircraft.

COP-PA-03774	Page 7

BOEING PROPRIETARY

5.5 Engine Escalation Variables. Supplemental Exhibit EE1 describes the applicable engine escalation formula and contains the engine warranty and the engine patent indemnity for the Aircraft.

5.6 Service Life Policy Component Variables. Supplemental Exhibit SLP1 lists the SLP Components covered by the Service Life Policy for the Aircraft.

5.7 Public Announcement. Boeing reserves the right to make a public announcement regarding Customer’s purchase of the Aircraft upon written approval of Boeing’s press release by Customer’s public relations department or other authorized representative.

5.8 Negotiated Agreement; Entire Agreement. This Purchase Agreement, including the provisions of Article 8.2 of the AGTA relating to insurance, and Article 11 of Part 2 of Exhibit C of the AGTA relating to DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES, has been the subject of discussion and negotiation and is understood by the parties; the Aircraft Price and other agreements of the parties stated in this Purchase Agreement were arrived at in consideration of such provisions. This Purchase Agreement, including the AGTA, contains the entire agreement between the parties and supersedes all previous proposals, understandings, commitments or representations whatsoever, oral or written, with respect to the purchase by customer and manufacture, sale and delivery by Boeing of the Aircraft and may be changed only in writing signed by authorized representatives of the parties.

AGREED AND ACCEPTED this

June 27, 2012

Date

THE BOEING COMPANY	COPA HOLDINGS S.A.

Signature	Signature

David L. Gossard
Printed name	Printed name

Attorney-in-Fact
Title	Title

COP-PA-03774	Page 8

BOEING PROPRIETARY

Table 1 To

Purchase Agreement No. PA-03774

Aircraft Delivery, Description, Price and Advance Payments

Airframe Mode/MTOW:	737-8

Engine Model/Thrust:	CFMLEAP-1B25

Airframe Price:

Optional Features:

Sub-Total of Airframe and Features:

Engine Price (Per Aircraft):

Aircraft Basic Price (Excluding BFE/SPE):

Buyer Furnished Equipment (BFE) Estimate:

Seller Purchased Equipment (SPE) Estimate:

Deposit per Aircraft:	$140,000

Delivery Date	Number of Aircraft	Escalation Factor (Airframe)	Escalation Estimate Adv Payment Base Price Per A/P	Advanced Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):
				At Signing 1%	36/30 Mos. 2%	24 Mos. 3%	21/15 Mos. 5%	9 Mos. 2%	Total 20%
May-2020	1
Jun-2020	1
Jul-2020	1
Aug-2020	1
Sep-2020	2
Oct-2020	2
Nov-2020	1
Apr-2022	1
May-2022	2
Jun-2022	1
Aug-2022	1
Sep-2022	2
Oct-2022)	1
Nov-2022	1

COP-PA-03774 72533F.TXT	Page 9

Table 1 To

Purchase Agreement No. PA-03774

Aircraft Delivery, Description, Price and Advance Payments

Delivery Date	Number of Aircraft	Escalation Factor (Airframe)	Escalation Estimate Adv Payment Base Price Per A/P	Advanced Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):
				At Signing 1%	36/30 Mos. 2%	24 Mos. 3%	21/15 Mos. 5%	9 Mos. 2%	Total 20%
Feb-2023	2
Mar-2023	1
Apr-2023	2
May-2023	1
Jun-2023	1
Jul-2023	1
Aug-2023	1
Sep-2023	1
Oct-2023	1
Nov-2023	1
Feb-2024	1
Mar-2024	1
Apr-2024	1
May-2024	1
Jun-2024	1
Jul-2024	1
Aug-2024	1
Sep-2024	1
Oct-2024	1
Mar-2025	1
Apr-2025	1
May-2025	1
Jun-2025	1
Total:	43

Notes:

1)	Actual delivery months provided in accordance with LA-1207602.

COP-PA-03774 72533F.TXT	Page 10

BOEING PROPRIETARY

Table 1 To

Purchase Agreement No. PA-03774

Aircraft Delivery, Description, Price and Advance Payments

Delivery Date	Number of Aircraft	Escalation Factor (Airframe)	Escalation Estimate Adv Payment Base Price Per A/P	Advanced Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):
				At Signing 1%	36/30 Mos. 2%	24 Mos. 3%	21/15 Mos. 5%	9 Mos. 2%	Total 20%

COP-PA-03774 72533F.TXT	Page 11

BOEING PROPRIETARY

Table 1-2 To

Purchase Agreement No. PA-03774

737-9 2011 Bas Year Aircraft Delivery, Description, Price and Advance Payments

Airframe Mode/MTOW:	737-9

Engine Model/Thrust:	CFMLEAP-1B28

Airframe Price:

Optional Features:

Sub-Total of Airframe and Features:

Engine Price (Per Aircraft):

Aircraft Basic Price (Excluding BFE/SPE):

Buyer Furnished Equipment (BFE) Estimate:

Seller Purchased Equipment (SPE) Estimate:

Deposit per Aircraft:

Delivery Date	Number of Aircraft	Escalation Factor (Airframe)
Feb-2023	1
Mar-2023	2
Apr-2023	1
May-2023	1
Jun-2023	1
Jul-2023	1	1
Aug-2023	1
Sep-2023	2	1
Total:	10

Table 1-3 To

Purchase Agreement No. PA-03774

Boeing 737-10 MAX

Aircraft Delivery, Description, Price and Advance Payments

Airframe Mode/MTOW:	737-10

Engine Model/Thrust:	CFMLEAP-1B28

Airframe Price:

Optional Features:

Sub-Total of Airframe and Features:

Engine Price (Per Aircraft):

Aircraft Basic Price (Excluding BFE/SPE):

Buyer Furnished Equipment (BFE) Estimate:

Seller Purchased Equipment (SPE) Estimate:

Deposit per Aircraft:

Delivery Date	Number of Aircraft	Escalation Factor (Airframe)	Escalation Estimate Adv Payment Base Price Per A/P	Advanced Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):
				At Signing 1%	36/30 Mos. 2%	24 Mos. 3%	21/15 Mos. 5%	9 Mos. 2%	Total 20%
Feb-2021	1
Mar-2021	2
Apr-2021	1
May-2021	2
Jun-2021	1
Aug-2021	1
Sep-2021	1
Oct-2021	2
Nov-2021	1
Feb-2022	1
Mar-2022	2
Total:	15

PA-03774 101321-1F.TXT	Page 13

AIRCRAFT CONFIGURATION

between

THE BOEING COMPANY

and

COPA

HOLDINGS S.A.

Exhibit A to Purchase Agreement Number PA-03774

COP-PA-03774-EXA	Page 1

Exhibit A

AIRCRAFT CONFIGURATION

relating to

BOEING MODEL 737-8 MAX AIRCRAFT

The Detail Specification is Boeing document number D019A001, revision TBD, dated as of October 27, 2011. The Detail Specification provides further description of Customer’s configuration set forth in this Exhibit A. Such Detail Specification will be comprised of Boeing configuration specification D019A001, revision TBD, dated October 27, 2011, as amended to incorporate the optional features (Options) yet to be defined by Customer, and the effects on Manufacturer’s Empty Weight (MEW) and Operating Empty Weight (OEW). The Aircraft Basic Price reflects and includes all effects of such estimated Options, except such Aircraft Basic Price does not include the price effects of any Buyer Furnished Equipment or Seller Purchased Equipment.

The content of this Exhibit A will be defined pursuant to the provisions of Letter Agreement No. 1207602 to the Purchase Agreement, entitled “Open Matters”.

COP-PA-03774-EXA	Page 2

AIRCRAFT CONFIGURATION

between

THE BOEING COMPANY

and

COPA HOLDINGS S.A.

Exhibit A-1 to Purchase Agreement Number PA-03774

COP-PA-03774-EXA-1	SA-11 Page 1

BOEING PROPRIETARY

Exhibit A-1

AIRCRAFT CONFIGURATION

relating to

BOEING MODEL 737-9 MAX AIRCRAFT

The Detail Specification is Boeing document number D019A008, revision C, dated as of March 15, 2013. The Detail Specification provides further description of Customer’s configuration set forth in this Exhibit A-1. Such Detail Specification will be comprised of Boeing configuration specification D019A008, revision C, dated as of March 15, 2013, as amended to incorporate the optional features (Options) yet to be defined by Customer, and the effects on Manufacturer’s Empty Weight (MEW) and Operating Empty Weight (OEW). The Aircraft Basic Price reflects and includes all effects of such estimated Options, except such Aircraft Basic Price does not include the price effects of any Buyer Furnished Equipment or Seller Purchased Equipment.

The content of this Exhibit A-1 will be defined pursuant to the provisions of Letter Agreement No. 1207602 to the Purchase Agreement, entitled “Open Matters”.

COP-PA-03774-EXA-1	SA-11 Page 2

BOEING PROPRIETARY

AIRCRAFT CONFIGURATION

between

THE BOEING COMPANY

and

COPA HOLDINGS S.A.

Exhibit A-1- 2011 to Purchase Agreement No. PA-03774

COP-PA-03774-EXA-1-2011	SA-11 Page 1

BOEING PROPRIETARY

Exhibit A-1-2011

AIRCRAFT CONFIGURATION

relating to

BOEING MODEL 737-9 2011 BASE YEAR MAX AIRCRAFT

The Detail Specification is Boeing document number D019A008, revision C, dated as of March 15, 2013. The Detail Specification provides further description of Customer’s configuration set forth in this Exhibit A-1. Such Detail Specification will be comprised of Boeing configuration specification D019A008, revision C, dated as of March 15, 2013, as amended to incorporate the optional features (Options) yet to be defined by Customer, and the effects on Manufacturer’s Empty Weight (MEW) and Operating Empty Weight (OEW). The Aircraft Basic Price reflects and includes all effects of such estimated Options, except such Aircraft Basic Price does not include the price effects of any Buyer Furnished Equipment or Seller Purchased Equipment.

COP-PA-03774-EXA-1-2011	SA-11 Page 2

BOEING PROPRIETARY

AIRCRAFT CONFIGURATION

737-10

between

THE BOEING COMPANY

and

COPA HOLDINGS S.A

EXHIBIT A-2 to PURCHASE AGREEMENT

NUMBER PA-03774

COP-PA-03774-EXA-2	SA-10 Page 1

BOEING PROPRIETARY

EXHIBIT A-2

AIRCRAFT CONFIGURATION

relating to

BOEING MODEL 737-10 AIRCRAFT

The content of this Exhibit A-2 will be defined pursuant to the provisions of Letter Agreement No. COP-LA-03774-LA-1702975 to the Purchase Agreement, entitled “73710 Open Matters”.

COP-PA-03774-EXA-2	SA-10 Page 2

BOEING PROPRIETARY

AIRCRAFT DELIVERY REQUIREMENTS AND

RESPONSIBILITIES

between

THE BOEING COMPANY

and

COPA HOLDINGS S.A.

Exhibit B to Purchase Agreement Number PA-03774

COP-PA-03774-EXB	Page 1

BOEING PROPRIETARY

Exhibit B

AIRCRAFT DELIVERY REQUIREMENTS AND RESPONSIBILITIES

relating to

BOEING MODEL 737 MAX AIRCRAFT

Both Boeing and Customer have certain documentation and approval responsibilities at various times during the construction cycle of each of the Customer’s Aircraft that are critical to making the delivery of each Aircraft a positive experience for both parties. This Exhibit B documents those responsibilities and indicates recommended completion deadlines for the actions to be accomplished.

1. GOVERNMENT DOCUMENTATION REQUIREMENTS.

Certain actions are required to be taken by or on behalf of Customer in advance of the scheduled delivery month of each Aircraft with respect to obtaining certain government issued documentation.

1.1 Airworthiness and Registration Documents. Not later than six (6) months prior to delivery of each Aircraft, Customer will notify Boeing of the registration number to be painted on the side of the Aircraft. In addition, and not later than three (3) months prior to delivery of each Aircraft, Customer will or will cause, by letter to the regulatory authority having jurisdiction, such regulatory authority to authorize the temporary use of such registration numbers by Boeing during the pre-delivery testing of the Aircraft.

Customer is responsible for furnishing any Temporary or Permanent Registration Certificates required by any governmental authority having jurisdiction to be displayed aboard the Aircraft after delivery.

1.2 Certificate of Sanitary Construction.

Boeing will obtain from the United States Public Health Service, a United States Certificate of Sanitary Construction to be displayed aboard each Aircraft after delivery to Customer. The above Boeing obligation only applies to commercial passenger-configured aircraft.

1.3 Customs Documentation.

1.3.1 Import Documentation. If the Aircraft is intended to be exported from the United States, Customer must notify Boeing not later than three (3) months prior to delivery of each Aircraft of any documentation required by the customs authorities or by any other agency of the country of import.

COP-PA-03774-EXB	Page 2

BOEING PROPRIETARY

1.3.2 General Declaration - U.S. Unless otherwise notified by Customer, Boeing will prepare Customs Form 7507, General Declaration, for execution by U.S. Customs immediately prior to the ferry flight of the Aircraft. For this purpose, Customer will furnish to Boeing not later than twenty (20) days prior to delivery all information required by U.S. Customs and Border Protection, including without limitation (i) a complete crew and passenger list identifying the names, birth dates, passport numbers and passport expiration dates of all crew and passengers and (ii) a complete ferry flight itinerary, including point of exit from the United States for the Aircraft.

If Customer intends, during the ferry flight of an Aircraft, to land at a U.S. airport after clearing Customs at delivery, Customer must notify Boeing not later than twenty (20) days prior to delivery of such intention. If Boeing receives such notification, Boeing will provide to Customer the documents constituting a Customs permit to proceed, allowing such Aircraft to depart after any such landing. Sufficient copies of completed Form 7507, along with passenger manifest, will be furnished to Customer to cover U.S. stops scheduled for the ferry flight.

1.3.3 Export Declaration - U.S. Boeing will file an export declaration electronically with U.S. Customs and Border Protection (CBP) in respect of each Aircraft.

2. Insurance Certificates.

Unless provided earlier, Customer will provide to Boeing not later than thirty (30) days prior to delivery of the first Aircraft, a copy of the requisite annual insurance certificate in accordance with the requirements of Article 8 of the AGTA.

3. NOTICE OF FLYAWAY CONFIGURATION.

Not later than twenty (20) days prior to delivery of an Aircraft, Customer will provide to Boeing a configuration letter stating the requested “flyaway configuration” of such Aircraft for its ferry flight. This configuration letter should include:

(i)	the name of the company which is to furnish fuel for the ferry flight and any scheduled post-delivery flight training, the method of payment for such fuel, and fuel load for the ferry flight;

(ii)	the cargo to be loaded and where it is to be stowed on board the Aircraft, the address where cargo is to be shipped after flyaway and notification of any hazardous materials requiring special handling;

(iii)	any BFE equipment to be removed prior to flyaway and returned to Boeing BFE stores for installation on Customers subsequent Aircraft;

(iv)	a complete list of names and citizenship of each crew member and non-revenue passenger who will be aboard the ferry flight; and

(v)	a complete ferry flight itinerary.

COP-PA-03774-EXB	Page 3

BOEING PROPRIETARY

4. DELIVERY ACTIONS BY BOEING.

4.1 Schedule of Inspections. All FAA, Boeing and Customer inspections will be scheduled by Boeing for completion prior to delivery of each Aircraft and, if required, all US Customs Bureau or similar inspections will be provided prior to delivery or departure (in each case as required by applicable rules and procedures of the relevant governmental agency) of the Aircraft. Customer will be informed of such schedules.

4.2 Schedule of Demonstration Flights. All FAA and Customer demonstration flights will be scheduled by Boeing for completion prior to delivery of the Aircraft.

4.3 Schedule for Customer’s Flight Crew. Boeing will inform Customer of the date that a flight crew is required for acceptance routines associated with delivery of the Aircraft.

4.4 Flight Crew and Passenger Consumables. Boeing will provide reasonable quantities of food, coat hangers, towels, toilet tissue, drinking cups and soap for the first segment of the ferry flight for the Aircraft.

4.5 Delivery Papers, Documents and Data. Boeing will have available at the time of delivery of the Aircraft certain delivery papers, documents and data for execution and delivery. If title for the Aircraft will be transferred to Customer through a Boeing subsidiary and if the Aircraft will be registered with the FAA, Boeing will pre-position in Oklahoma City, Oklahoma, for filing with the FAA at the time of delivery of the Aircraft an executed original Form 8050-2, Aircraft Bill of Sale, indicating transfer of title to the Aircraft from Boeing’s subsidiary to Customer.

4.6 Delegation of Authority. Boeing will present a certified copy of a Resolution of Boeing’s Board of Directors, designating and authorizing certain persons to act on its behalf in connection with delivery of the Aircraft.

5. DELIVERY ACTIONS BY CUSTOMER.

5.1 Aircraft Radio Station License. At delivery Customer will provide or cause to be provided an Aircraft Radio Station License to be placed on board the Aircraft following delivery.

5.2 Aircraft Flight Loq. At delivery Customer will provide or cause to be provided the Aircraft Flight Log for the Aircraft.

5.3 Delegation of Authority. Customer will present to Boeing at delivery of the Aircraft an original or certified copy of Customer’s Delegation of Authority designating and authorizing certain persons to act on its behalf in connection with delivery of the specified Aircraft.

COP-PA-03774-EXB	Page 4

BOEING PROPRIETARY

5.4 TSA Waiver Approval. Customer may be required to have an approved Transportation Security Administration (TSA) waiver for the ferry flight depending upon the Customer’s en-route stop(s) and destination unless the Customer already has a TSA approved security program in place. Customer is responsible for application for the TSA waiver and obtaining TSA approval. Customer will provide a copy of the approved TSA waiver to Boeing upon arrival at the Boeing delivery center.

5.5 Electronic Advance Passenger Information System. Should the ferry flight of an Aircraft leave the United States, the Department of Homeland Security office requires Customer to comply with the Electronic Advance Passenger Information System (eAPIS). Customer needs to establish their own account with US Customs and Border Protection in order to file for departure. A copy of the eAPIS forms is to be provided by Customer to Boeing upon arrival of Customer’s acceptance team at the Boeing delivery center.

COP-PA-03774-EXB	Page 5

BOEING PROPRIETARY

ESCALATION ADJUSTMENT

AIRFRAME AND OPTIONAL FEATURES

between

THE BOEING COMPANY

and

COPA HOLDINGS S.A.

Supplemental Exhibit AE1

to Purchase Agreement Number PA-03774

COP-PA-03774-EXHAE1	Page 1

BOEING PROPRIETARY

ESCALATION ADJUSTMENT

AIRFRAME AND OPTIONAL FEATURES

relating to

BOEING MODEL 737 MAX AIRCRAFT

1. Formula.

Airframe and Optional Features price adjustments (Airframe Price Adjustment) are used to allow prices to be stated in current year dollars at the signing of this Purchase Agreement and to adjust the amount to be paid by Customer at delivery for the effects of economic fluctuation. The Airframe Price Adjustment will be determined at the time of Aircraft delivery in accordance with the following formula:

Pa = (P) (L + M) - P

Where:

Pa = Airframe Price Adjustment. (For Models 737, 747-8, 777-200LR, 777-F, and 777-300ER the Airframe Price includes the Engine Price at its basic thrust level.)

P = Airframe Price plus the price of the Optional Features (as set forth in Table 1 of this Purchase Agreement).

L=.65 x (ECI

       ECIb)

Where:

ECIb is the base year airframe escalation index (as set forth in Table 1 of this Purchase Agreement);

ECI is a value determined using the U.S. Department of Labor, Bureau of Labor Statistics, Employment Cost Index for NAICS Manufacturing — Total Compensation (BLS Series ID CIU20130000000001), calculated by establishing a three (3) month arithmetic average value (expressed as a decimal and rounded to the nearest tenth) using the values for the 11th, 12th, and 13th months prior to the month of scheduled delivery of the applicable Aircraft. As the Employment Cost Index values are only released on a quarterly basis, the value released for the first quarter will be used for the months of January, February, and March; the value released for the second quarter will be used for the months of April, May, and June; the value released for the third quarter will be used for the months of July, August, and September; the value released for the fourth quarter will be used for the months of October, November, and December.

M = .35 x (CPI

          CPIb)

COP-PA-03774-EXHAE1	Page 2

BOEING PROPRIETARY

Where:

CPIb is the base year airframe escalation index (as set forth in Table 1 of this Purchase Agreement); and

CPI is a value determined using the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index — All Urban Consumers (BLS Series ID CUUR0000SA0), calculated as a three (3) month arithmetic average of the released monthly values (expressed as a decimal and rounded to the nearest tenth) using the values for the 11th, 12th, and 13th months prior to the month of scheduled delivery of the applicable Aircraft.

As an example, for an Aircraft scheduled to be delivered in the month of July, the months of June, July, and August of the preceding year will be utilized in determining the value of ECI and CPI.

Note:

(i)	In determining the values of L and M, all calculations and resulting values will be expressed as a decimal rounded to the nearest ten-thousandth.

(ii)	.65 is the numeric ratio attributed to labor in the Airframe Price Adjustment formula.

(iii)	.35 is the numeric ratio attributed to materials in the Airframe Price Adjustment formula.

(iv)	The denominators (base year indices) are the actual average values reported by the U.S. Department of Labor, Bureau of Labor Statistics. The actual average values are calculated as a three (3) month arithmetic average of the released monthly values (expressed as a decimal and rounded to the nearest tenth) using the values for the 11th, 12th, and 13th months prior to the airframe base year. The applicable base year and corresponding denominator is provided by Boeing in Table 1 of this Purchase Agreement.

(v)	The final value of Pa will be rounded to the nearest dollar.

(vi)	The Airframe Price Adjustment will not be made if it will result in a decrease in the Aircraft Basic Price.

COP-PA-03774-EXHAE1	Page 3

BOEING PROPRIETARY

2. Values to be Utilized in the Event of Unavailability.

2.1 If the Bureau of Labor Statistics substantially revises the methodology used for the determination of the values to be used to determine the ECI and CPI values (in contrast to benchmark adjustments or other corrections of previously released values), or for any reason has not released values needed to determine the applicable Airframe Price Adjustment, the parties will, prior to the delivery of any such Aircraft, select a substitute from other Bureau of Labor Statistics data or similar data reported by non-governmental organizations. Such substitute will result in the same adjustment, insofar as possible, as would have been calculated utilizing the original values adjusted for fluctuation during the applicable time period. However, if within twenty-four (24) months after delivery of the Aircraft, the Bureau of Labor Statistics should resume releasing values for the months needed to determine the Airframe Price Adjustment, such values will be used to determine any increase or decrease in the Airframe Price Adjustment for the Aircraft from that determined at the time of delivery of the Aircraft.

2.2 Notwithstanding Article 2.1 above, if prior to the scheduled delivery month of an Aircraft the Bureau of Labor Statistics changes the base year for determination of the ECI and CPI values as defined above, such re-based values will be incorporated in the Airframe Price Adjustment calculation.

2.3 In the event escalation provisions are made non-enforceable or otherwise rendered void by any agency of the United States Government, the parties agree, to the extent they may lawfully do so, to equitably adjust the Aircraft Price of any affected Aircraft to reflect an allowance for increases or decreases consistent with the applicable provisions of paragraph 1 of this Supplemental Exhibit AE1 in labor compensation and material costs occurring since August of the year prior to the price base year shown in the Purchase Agreement.

2.4 If within twelve (12) months of Aircraft delivery, the published index values are revised due to an acknowledged error by the Bureau of Labor Statistics, the Airframe Price Adjustment will be re-calculated using the revised index values (this does not include those values noted as preliminary by the Bureau of Labor Statistics). A credit memorandum or supplemental invoice will be issued for the Airframe Price Adjustment difference. Interest charges will not apply for the period of original invoice to issuance of credit memorandum or supplemental invoice.

Note:

(i)	The values released by the Bureau of Labor Statistics and available to Boeing thirty (30) days prior to the first day of the scheduled delivery month of an Aircraft will be used to determine the ECI and CPI values for the applicable months (including those noted as preliminary by the Bureau of Labor Statistics) to calculate the Airframe Price Adjustment for the Aircraft invoice at the time of delivery. The values will be considered final and no Airframe Price Adjustments will be made after Aircraft delivery for any subsequent changes in published Index values, subject always to paragraph 2.4 above.

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BOEING PROPRIETARY

(ii)	The maximum number of digits to the right of the decimal after rounding utilized in any part of the Airframe Price Adjustment equation will be four (4), where rounding of the fourth digit will be increased to the next highest digit when the 5th digit is equal to five (5) or greater.

COP-PA-03774-EXHAE1	Page 5

BOEING PROPRIETARY

BUYER FURNISHED EQUIPMENT VARIABLES

between

THE BOEING COMPANY

and

COPA HOLDINGS S.A.

Supplemental Exhibit BFE1

to Purchase Agreement Number PA-03774

COP-PA-03774-BFE1	SA-1 Page 1

BOEING PROPRIETARY

BUYER FURNISHED EQUIPMENT VARIABLES

relating to

BOEING MODEL 737-8 MAX AIRCRAFT

This Supplemental Exhibit BFE1 contains supplier selection dates, on-dock dates and other requirements applicable to the Aircraft.

1. Supplier Selection.

Customer will:

Select and notify Boeing of the suppliers and part numbers of the following BFE items by the following dates:

Galley System	12 months prior to first delivery

Galley Inserts	12 months prior to first delivery

Seats (passenger)	14 months prior to first delivery

Overhead & Audio System	12 months prior to first delivery

In-Seat Video System	14 months prior to first delivery

Miscellaneous Emergency Equipment	12 months prior to first delivery

Cargo Handling Systems* (Single Aisle Programs only)	8 months prior to first delivery

*	For a new certification, supplier requires notification ten (10) months prior to Cargo Handling System on-dock date.
**	Actual Supplier Selection dates will be provided thirty six (36) months prior to first aircraft delivery.

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BOEING PROPRIETARY

Customer will enter into initial agreements with the selected Galley System, Galley Inserts, Seats, and In-Seat Video System suppliers on or before twenty (20) calendar days after the above supplier selection dates to actively participate with Customer and Boeing in coordination actions including the Initial Technical Coordination Meeting (ITCM).

2. On-dock Dates and Other Information.

On or before nine (9) months prior to delivery of Customer’s first Aircraft, Boeing will provide to Customer the BFE Requirements electronically through My Boeing Fleet (MBF) in My Boeing Configuration (MBC). These requirements may be periodically revised, setting forth the items, quantities, on-dock dates and shipping instructions and other requirements relating to the in-sequence installation of BFE.

3. Additional Delivery Requirements - Import.

Customer will be the “importer of record” (as defined by the U.S. Customs and Border Protection) for all BFE imported into the United States, and as such, it has the responsibility to ensure all of Customer’s BFE shipments comply with U.S. Customs Service regulations. In the event Customer requests Boeing, in writing, to act as importer of record for Customer’s BFE, and Boeing agrees to such request, Customer is responsible for ensuring Boeing can comply with all U.S. Customs Import Regulations by making certain that, at the time of shipment, all BFE shipments comply with the requirements in the “International Shipment Routing Instructions”, including the Customs Trade Partnership Against Terrorism (C-TPAT), as set out on the Boeing website referenced below. Customer agrees to include the International Shipment Routing Instructions, including C-TPAT requirements, in each contract between Customer and BFE supplier.

http://www.boeinq.com/companyoffices/doingbizJsupplier portal/index qeneral.html

COP-PA-03774-BFE1	SA-1 Page 3

BOEING PROPRIETARY

CUSTOMER SUPPORT VARIABLES

between

THE BOEING COMPANY

and

COPA HOLDINGS S.A.

Supplemental Exhibit CS1

to Purchase Agreement Number PA-03774

COP-PA-03774-EXCS1	Page 1

BOEING PROPRIETARY

CUSTOMER SUPPORT VARIABLES

relating to

BOEING MODEL 737 MAX AIRCRAFT

Customer and Boeing will conduct planning conferences approximately twelve (12) months prior to delivery of the first Aircraft, or as mutually agreed, in order to develop and schedule a customized Customer Support Program to be furnished by Boeing in support of the Aircraft.

The customized Customer Services Program will be based upon and equivalent to the entitlements summarized below.

1. Maintenance Training.

1.1 Mechanical/Power Plant Course; one (1) class of fifteen (15) students;

1.2 Electrical Systems Course; one (1) class of fifteen (15) students;

1.3 Avionics Systems Course; one (1) class of fifteen (15) students;

1.4 Aircraft Rigging Course; one (1) class of six (6) students;

1.5 Advanced Composite Repair Course; one (1) class of eight (8) students.

1.6 Training materials will be provided to each student. In addition, one set of training materials as used in Boeing’s training program, including visual aids, Computer Based Training Courseware, instrument panel wall charts, text/graphics, video programs, etc. will be provided for use in Customer’s own training program.

2. Flight Training.

2.1 Boeing will provide one classroom course to acquaint up to eight (8) students (four (4) flight crews) with operational, systems and performance differences between Customer’s newly-purchased Aircraft and an aircraft of the same model currently operated by Customer.

2.2 Training materials will be provided to each student. In addition, one set of training materials as used in Boeing’s training program, including Computer Based Training Courseware, instrument panel wall charts, Flight Attendant Manuals, etc. will be provided for use in Customer’s own training program. Customer is authorized to duplicate and use Boeing provided training materials to train Customer’s personnel in their own training program, it being understood that revision service for these materials is not provided by Boeing.

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BOEING PROPRIETARY

3. Planning Assistance.

3.1 Maintenance Engineering. Notwithstanding anything in Exhibit B to the AGTA seemingly to the contrary, Boeing will provide the following Maintenance Engineering support:

3.1.1 Maintenance Planning Assistance. Upon request, Boeing will provide one (1) on-site visit to Customer’s main base to assist with maintenance program development and to provide consulting related to maintenance planning. Consultation with Customer will be based on ground rules and requirements information provided in advance by Customer.

3.1.2 ETOPS Maintenance Planning Assistance. Upon request, Boeing will provide one (1) on site visit to Customer’s main base to assist with the development of their ETOPS maintenance program and to provide consultation related to ETOPS maintenance planning. Consultation with Customer will be based on ground rules and requirements information provided in advance by the Customer.

3.1.3 GSE/Shops/Toolinq Consulting. Upon request, Boeing will provide consulting and data for ground support equipment, maintenance tooling and requirements for maintenance shops. Consultation with Customer will be based on ground rules and requirements information provided in advance by Customer.

3.1.4 Maintenance Engineering Evaluation. Upon request, Boeing will provide one (1) on-site visit to Customer’s main base to evaluate Customer’s maintenance and engineering organization for conformance with industry best practices. The result of such evaluation will be documented by Boeing in a maintenance engineering evaluation presentation. Customer will be provided with a copy of the maintenance engineering evaluation presentation. Consultation with Customer will be based on ground rules and requirements information provided in advance by Customer.

3.2 Spares.

(i)	Recommended Spares Parts List (RSPL). A customized RSPL, data and documents will be provided to identify spare parts required for Customers support program.

(ii)	Illustrated Parts Catalog (IPC). A customized IPC in accordance with ATA 100 will be provided.

(iii)	Provisioning Training. Provisioning training will be provided for Customer’s personnel at Boeing’s facilities, where documentation and technical expertise are available. Training is focused on the initial provisioning process and calculations reflected in the Boeing RSPL.

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BOEING PROPRIETARY

(iv)	Spares Provisioning Conference. A provisioning conference will be conducted, normally at Boeing’s facilities where technical data and personnel are available.

4. Technical Data and Documents.

The following will be provided in mutually agreed formats and quantities:

4.1 Flight Operations.

Airplane Flight Manual

Operations Manual

Quick Reference Handbook

Weight and Balance Manual

Dispatch Deviation Procedures Guide

Flight Crew Training Manual

Performance Engineer’s Manual

Fault Reporting Manual

FMC Supplemental Data Document

Operational Performance Software

ETOPS Guide Vol. III

4.2 Maintenance.

Aircraft Maintenance Manual

Wiring Diagram Manual

Systems Schematics Manual

Fault Isolation Manual

Structural Repair Manual

Overhaul/Component Maintenance Manual

Standard Overhaul Practices Manual

Standard Wiring Practices Manual

Non-Destructive Test Manual

Service Bulletins and Index

Corrosion Prevention Manual

Fuel Measuring Stick Calibration Document

Power Plant Buildup Manual

Combined Index

Significant Service Item Summary

All Operators Letters

Structural Item Interim Advisory and Index

Service Letters and Index

Maintenance Tips

Production Management Data Base (PMDB)

Electrical Connectors Options Document

COP-PA-03774-EXCS1	Page 4

BOEING PROPRIETARY

4.3 Maintenance Planning.

Maintenance Planning Data Document

Maintenance Task Cards and Index

Maintenance Inspection Intervals Report

4.4 Spares.

Illustrated Parts Catalog

Standards Books

4.5 Facilities and Equipment Planning.

Facilities and Equipment Planning Document

Special Tool & Ground Handling Equipment Drawings & Index

Supplementary Tooling Documentation

Illustrated Tool and Equipment Manual

Aircraft Recovery Document

Airplane Characteristics for Airport Planning Document

Aircraft Rescue and Firefighting Document

Engine Handling Document

Configuration, Maintenance and Procedures for ETOPS

ETOPS Guide Vols. I & II

4.6 Supplier Technical Data.

Service Bulletins

Ground Support Equipment Data

Provisioning Information

Component Maintenance/Overhaul Manuals and Index

Publications Index

Product Support Supplier Directory

4.7 Fleet Statistical Data and Reporting.

Fleet reliability views, charts, and reports

5. Aircraft Information.

5.1 Aircraft Information is defined as that data provided by Customer to Boeing which falls into one of the following categories: (i) aircraft operational information (including, but not limited to, flight hours, departures, schedule reliability, engine hours, number of aircraft, aircraft registries, landings, and daily utilization and schedule interruptions for Boeing model aircraft); (ii) summary and detailed shop findings data; (iii) line maintenance data; (iv) airplane message data, (v) scheduled maintenance data; (vi) service bulletin incorporation; and (vii) aircraft data generated or received by equipment installed on Customer’s aircraft in analog or digital form including but not limited to information regarding the state, condition, performance, location, setting, or path of the aircraft and associated systems, sub-systems and components.

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BOEING PROPRIETARY

5.2 License Grant. To the extent Customer has or obtains rights to Aircraft Information, Customer grants to Boeing a perpetual, world-wide, non-exclusive license to use and disclose Aircraft Information and create derivatives thereof in Boeing data and information and products and services provided Customer identification information as originating from Customer is removed. Customer identification information may be retained as necessary for Boeing to provide products and services Customer has requested from Boeing or for Boeing to inform Customer of additional Boeing products and services. This grant is in addition to any other grants of rights in the agreements governing provision of such information to Boeing regardless of whether that information is identified as Aircraft Information in such agreement including any information submitted under the In Service Data Program (ISDP).

For purposes of this article, Boeing is defined as The Boeing Company and its wholly owned subsidiaries.

5.3 Customer will provide Aircraft Information to Boeing through an automated software feed necessary to support Fleet Statistical Analysis. Boeing will provide assistance to Customer under a separate agreement for mapping services to enable the automated software feed.

COP-PA-03774-EXCS1	Page 6

BOEING PROPRIETARY

ENGINE ESCALATION,

ENGINE WARRANTY AND PATENT INDEMNITY

between

THE BOEING COMPANY

and

COPA HOLDINGS S.A.

Supplemental Exhibit EE1

to Purchase Agreement Number PA-03774

COP-PA-03774-EXEE1	Page 1

BOEING PROPRIETARY

ENGINE ESCALATION

ENGINE WARRANTY AND PATENT INDEMNITY

relating to

BOEING MODEL 737 MAX AIRCRAFT

1. ENGINE ESCALATION.

No separate engine escalation methodology is applicable to the 737-600, -700, 800, -900 or -900ER, -7, -8, -9 Aircraft. Pursuant to the AGTA, the engine prices for these Aircraft are included in and will be escalated in the same manner as the Airframe.

2. ENGINE WARRANTY AND PRODUCT SUPPORT PLAN.

Boeing has obtained from CFM International, Inc. (or CFM International, S.A., as the case may be) (CFM) the right to extend to Customer the provisions of CFM’s warranty as set forth below (herein referred to as Warranty); subject, however, to Customer’s acceptance of the conditions set forth herein. Accordingly, Boeing hereby extends to Customer and Customer hereby accepts the provisions of CFM’s Warranty as hereinafter set forth, and such Warranty shall apply to all CFM56-7 and CFM-LEAP-1B type Engines (including all Modules and Parts thereof) installed in the Aircraft at the time of delivery or purchased from Boeing by Customer for support of the Aircraft except that, if Customer and CFM have executed, or hereafter execute, a General Terms Agreement which includes by its terms such engines, then the terms of that Agreement shall be substituted for and supersede the provisions of paragraphs 2.1 through 2.10 below and paragraphs 2.1 through 2.10 below shall be of no force or effect and neither Boeing nor CFM shall have any obligation arising therefrom. In consideration for Boeing’s extension of the CFM Warranty to Customer, Customer hereby releases and discharges Boeing from any and all claims, obligations and liabilities whatsoever arising out of the purchase or use of such CFM56-7 and CFM-LEAP-1B type Engines and Customer hereby waives, releases and renounces all its rights in all such claims, obligations and liabilities. In addition, Customer hereby releases and discharges CFM from any and all claims, obligations and liabilities whatsoever arising out of the purchase or use of such CFM56-7 and CFM-LEAP-1B type Engines except as otherwise expressly assumed by CFM in such CFM Warranty or General Terms Agreement between Customer and CFM and Customer hereby waives, releases and renounces all its rights in all such claims, obligations and liabilities.

2.1 Title. CFM warrants that at the date of delivery, CFM has legal title to and good and lawful right to sell its CFM56-7 and CFM-LEAP type Engine and Products and furthermore warrants that such title is free and clear of all claims, liens and encumbrances of any nature whatsoever.

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BOEING PROPRIETARY

2.2 Patents.

2.2.1 CFM shall handle all claims and defend any suit or proceeding brought against Customer insofar as based on a claim that any product or part furnished under this Agreement constitutes an infringement of any patent of the United States, and shall pay all damages and costs awarded therein against Customer. This paragraph shall not apply to any product or any part manufactured to Customer’s design or to the aircraft manufacturer’s design. As to such product or part, CFM assumes no liability for patent infringement.

2.2.2 CFM’s liability hereunder is conditioned upon Customer promptly notifying CFM in writing and giving CFM authority, information and assistance (at CFM’s expense) for the defense of any suit. In case said equipment or part is held in such suit to constitute infringement and the use of said equipment or part is enjoined, CFM shall expeditiously, at its own expense and at its option, either (i) procure for Customer the rights to continue using said product or part; (ii) replace the same with a satisfactory and non-infringing product or part; or (iii) modify the same so it becomes satisfactory and non-infringing. The foregoing shall constitute the sole remedy of Customer and the sole liability of CFM for patent infringement.

2.2.3 The above provisions also apply to products which are the same as those covered by this Agreement and are delivered to Customer as part of the installed equipment on CFM56-7 and CFM-LEAP-1B powered Aircraft.

2.3 Initial Warranty. CFM warrants that CFM56-7 and CFM-LEAP-1B Engine products will conform to CFM’s applicable specifications and will be free from defects in material and workmanship prior to Customer’s initial use of such products.

2.4 Warranty Pass-On.

2.4.1 If requested by Customer and agreed to by CFM in writing, CFM will extend warranty support for Engines sold by Customer to commercial airline operators, or to other aircraft operators. Such warranty support will be limited to the New Engine Warranty, New Parts Warranty, Ultimate Life Warranty and Campaign Change Warranty and will require such operator(s) to agree in writing to be bound by and comply with all the terms and conditions, including the limitations, applicable to such warranties.

2.4.2 Any warranties set forth herein shall not be transferable to a third party, merging company or an acquiring entity of Customer.

2.4.3 In the event Customer is merged with, or acquired by, another aircraft operator which has a general terms agreement with CFM, the Warranties as set forth herein shall apply to the Engines, Modules, and Parts.

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BOEING PROPRIETARY

2.5 New Engine Warranty.

2.5.1 CFM warrants each new Engine and Module against Failure for the initial 3000 Flight Hours as follows:

(i)	Parts Credit Allowance will be granted for any Failed Parts.

(ii)	Labor Allowance for disassembly, reassembly, test and Parts repair of any new Engine Part will be granted for replacement of Failed Parts.

(iii)	Such Parts Credit Allowance and Labor Allowance will be: One hundred percent (100%) from new to two thousand five hundred (2,500) Flight Hours and decreasing pro rata from one hundred percent (100%) at two thousand five hundred (2,500) Flight Hours to zero percent (0%) at three thousand (3,000) Flight Hours.

2.5.2 As an alternative to the above allowances, CFM shall, upon request of Customer:

(i)	Arrange to have the failed Engines and Modules repaired, as appropriate, at a facility designated by CFM at no charge to Customer for the first at two thousand five hundred (2,500) Flight Hours and at a charge to Customer increasing pro rata from zero percent (0%) of CFM’s repair cost at two thousand five hundred (2,500) Flight Hours to one hundred percent (100%) of such CFM repair costs at three thousand (3,000) Flight Hours.

(ii)	Transportation to and from the designated facility shall be at Customer’s expense.

2.6 New Parts Warranty. In addition to the warranty granted for new Engines and new Modules, CFM warrants Engine and Module Parts as follows:

2.6.1 During the first one thousand (1,000) Flight Hours for such Parts and Expendable Parts, CFM will grant one hundred percent (100%) Parts Credit Allowance or Labor Allowance for repair labor for failed Parts.

2.6.2 CFM will grant a pro rata Parts Credit Allowance for Scrapped Parts decreasing from one hundred percent (100%) at one thousand (1,000) Flight Hours Part Time to zero percent (0%) at the applicable hours designated in Table 1.

2.7 Ultimate Life Warranty.

2.7.1 CFM warrants Ultimate Life limits on the following Parts:

(i)	Fan and Compressor Disks/Drums

(ii)	Fan and Compressor Shafts

(iii)	Compressor Discharge Pressure Seal (CDP)

(iv)	Turbine Disks

COP-PA-03774-EXEE1	Page 4

BOEING PROPRIETARY

(v)	HPT Forward and Stub Shaft

(vi)	LPT Driving Cone

(vii)	LPT Shaft and Stub Shaft

2.7.2 CFM will grant a pro rata Parts Credit Allowance decreasing from one hundred percent (100%) when new to zero percent at twenty-five thousand (25,000) Flight Hours or fifteen thousand (15,000) Flight Cycles, whichever comes earlier. Credit will be granted only when such Parts are permanently removed from service by a CFM or a U.S. and/or French Government imposed Ultimate Life limitation of less than twenty-five thousand (25,000) Flight Hours or fifteen thousand (15,000) Flight Cycles.

2.8 Campaign Change Warranty.

2.8.1 A campaign change will be declared by CFM when a new Part design introduction, Part modification, Part Inspection, or premature replacement of an Engine or Module is required by a mandatory time compliance CFM Service Bulletin or FAA Airworthiness Directive. Campaign change may also be declared for CFM Service Bulletins requesting new Part introduction no later than the next Engine or Module shop visit. CFM will grant following Parts Credit Allowances:

Engines and Modules

(i)	One hundred percent (100%) for Parts in inventory or removed from service when new or with two thousand five hundred (2,500) Flight Hours or less total Part Time.

(ii)	Fifty percent (50%) for Parts in inventory or removed from service with over two thousand five hundred (2,500) Flight Hours since new, regardless of warranty status.

2.8.2 Labor Allowance - CFM will grant one hundred percent (100%) Labor Allowance for disassembly, reassembly, modification, testing, or Inspection of CFM supplied Engines, Modules, or Parts therefore when such action is required to comply with a mandatory time compliance CFM Service Bulletin or FAA Airworthiness Directive. A Labor Allowance will be granted by CFM for other CFM issued Service Bulletins if so specified in such Service Bulletins.

2.8.3 Life Controlled Rotating Parts retired by Ultimate Life limits including FAA and/or EASA Airworthiness Directive, are excluded from Campaign Change Warranty.

2.9 Limitations. THE PROVISIONS SET FORTH HEREIN ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES WHETHER WRITTEN, ORAL OR IMPLIED. THERE ARE NO IMPLIED WARRANTIES OF FITNESS OR MERCHANTABILITY. SAID PROVISIONS SET FORTH THE MAXIMUM LIABILITY OF

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BOEING PROPRIETARY

CFM WITH RESPECT TO CLAIMS OF ANY KIND, INCLUDING NEGLIGENCE, ARISING OUT OF MANUFACTURE, SALE, POSSESSION, USE OR HANDLING OF THE PRODUCTS OR PARTS THEREOF OR THEREFORE, AND IN NO EVENT SHALL CFM’S LIABILITY TO CUSTOMER EXCEED THE PURCHASE PRICE OF THE PRODUCT GIVING RISE TO CUSTOMER’S CLAIM OR INCLUDE INCIDENTAL OR CONSEQUENTIAL DAMAGES.

2.10 Indemnity and Contribution.

2.10.1 IN THE EVENT CUSTOMER ASSERTS A CLAIM AGAINST A THIRD PARTY FOR DAMAGES OF THE TYPE LIMITED OR EXCLUDED IN LIMITATIONS, PARAGRAPH 2.9. ABOVE, CUSTOMER SHALL INDEMNIFY AND HOLD CFM HARMLESS FROM AND AGAINST ANY CLAIM BY OR LIABILITY TO SUCH THIRD PARTY FOR CONTRIBUTION OR INDEMNITY, INCLUDING COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) INCIDENT THERETO OR INCIDENT TO ESTABLISHING SUCCESSFULLY THE RIGHT TO INDEMNIFICATION UNDER THIS PROVISION. THIS INDEMNITY SHALL APPLY WHETHER OR NOT SUCH DAMAGES WERE OCCASIONED IN WHOLE OR IN PART BY THE FAULT OR NEGLIGENCE OF CFM, WHETHER ACTIVE, PASSIVE OR IMPUTED.

2.10.2 CUSTOMER SHALL INDEMNIFY AND HOLD CFM HARMLESS FROM ANY DAMAGE, LOSS, CLAIM, AND LIABILITY OF ANY KIND (INCLUDING EXPENSES OF LITIGATION AND ATTORNEYS’ FEES) FOR PHYSICAL INJURY TO OR DEATH OF ANY PERSON, OR FOR PROPERTY DAMAGE OF ANY TYPE, ARISING OUT OF THE ALLEGED DEFECTIVE NATURE OF ANY PRODUCT OR SERVICE FURNISHED UNDER THIS AGREEMENT, TO THE EXTENT THAT THE PAYMENTS MADE OR REQUIRED TO BE MADE BY CFM EXCEED ITS ALLOCATED SHARE OF THE TOTAL FAULT OR LEGAL RESPONSIBILITY OF ALL PERSONS ALLEGED TO HAVE CAUSED SUCH DAMAGE, LOSS, CLAIM, OR LIABILITY BECAUSE OF A LIMITATION OF LIABILITY ASSERTED BY CUSTOMER OR BECAUSE CUSTOMER DID NOT APPEAR IN AN ACTION BROUGHT AGAINST CFM. CUSTOMER’S OBLIGATION TO INDEMNIFY CFM HEREUNDER SHALL BE APPLICABLE AT SUCH TIME AS CFM IS REQUIRED TO MAKE PAYMENT PURSUANT TO A FINAL JUDGEMENT IN AN ACTION OR PROCEEDING IN WHICH CFM WAS A PARTY, PERSONALLY APPEARED, AND HAD THE OPPORTUNITY TO DEFEND ITSELF. THIS INDEMNITY SHALL APPLY WHETHER OR NOT CUSTOMER’S LIABILITY IS OTHERWISE LIMITED.

COP-PA-03774-EXEE1	Page 6

BOEING PROPRIETARY

SERVICE LIFE POLICY COMPONENTS

between

THE BOEING COMPANY

and

COPA HOLDINGS S.A.

Supplemental Exhibit SLP1

to Purchase Agreement Number PA-03774

BOEING PROPRIETARY

SERVICE LIFE POLICY COMPONENTS

relating to

BOEING MODEL 737 MAX AIRCRAFT

This is the listing of SLP Components for the Aircraft which relate to Part 3, Boeing Service Life Policy of Exhibit C, Product Assurance Document to the AGTA and is a part of Purchase Agreement No. PA-03774.

1. Wing.

(i)	Upper and lower wing skins and stiffeners between the forward and rear wing spars.

(ii)	Wing spar webs, chords and stiffeners.

(iii)	Inspar wing ribs.

(iv)	Inspar splice plates and fittings.

(v)	Main landing gear support structure.

(vi)	Wing center section lower beams, spanwise beams and floor beams, but not the seat tracks attached to floor beams.

(vii)	Wing-to-body structural attachments.

(viii)	Engine strut support fittings attached directly to wing primary structure.

(ix)	Support structure in the wing for spoilers and spoiler actuators; for aileron hinges and reaction links; and for leading edge devices and trailing edge flaps.

(x)	Trailing edge flap tracks and carriages.

(xi)	Aileron leading edge device and trailing edge flap internal, fixed attachment and actuator support structure.

2. Body.

(i)	External surface skins and doublers, longitudinal stiffeners, longerons and circumferential rings and frames between the forward pressure bulkhead and the vertical stabilizer rear spar bulkhead and structural support and enclosure for the APU but excluding all system components and related installation and connecting devices, insulation, lining, and decorative panels and related installation and connecting devices.

BOEING PROPRIETARY

(ii)	Window and windshield structure but excluding the windows and windshields.

(iii)	Fixed attachment structure of the passenger doors, cargo doors and emergency exits, excluding door mechanisms and movable hinge components. Sills and frames around the body openings for the passenger doors, cargo doors and emergency exits, excluding scuff plates and pressure seals.

(iv)	Nose wheel well structure, including the wheel well walls, pressure deck, bulkheads, and gear support structure.

(v)	Main gear wheel well structure including pressure deck and landing gear beam support structure.

(vi)	Floor beams and support posts in the control cab and passenger cabin area, but excluding seat tracks.

(vii)	Forward and aft pressure bulkheads.

(viii)	Keel structure between the wing front spar bulkhead and the main gear wheel well aft bulkhead including splices.

(ix)	Wing front and rear spar support bulkheads, and vertical and horizontal stabilizer front and rear spar support bulkheads including terminal fittings but excluding all system components and related installation and connecting devices, insulation, lining, and decorative panels and related installation and connecting devices.

(x)	Support structure in the body for the stabilizer pivot and stabilizer screw.

3. Vertical Stabilizer.

(i)	External skins between front and rear spars.

(ii)	Front, rear and auxiliary spar chords, webs and stiffeners and attachment fittings.

(iii)	Inspar ribs.

(iv)	Rudder hinges and supporting ribs, excluding bearings.

(v)	Support structure in the vertical stabilizer for rudder hinges, reaction links and actuators.

(vi)	Rudder internal, fixed attachment and actuator support structure.

BOEING PROPRIETARY

4. Horizontal Stabilizer.

(i)	External skins between front and rear spars.

(ii)	Front and rear spar chords, webs and stiffeners.

(iii)	Inspar ribs.

(iv)	Stabilizer center section including hinge and screw support structure.

(v)	Support structure in the horizontal stabilizer for the elevator hinges, reaction links and actuators.

(vi)	Elevator internal, fixed attachment and actuator support structure.

5. Engine Strut.

(i)	Strut external surface skin and doublers and stiffeners.

(ii)	Internal strut chords, frames and bulkheads.

(iii)	Strut to wing fittings and diagonal brace.

(iv)	Engine mount support fittings attached directly to strut structure and including the engine-mounted support fittings.

6. Main Landing Gear.

(i)	Outer cylinder.

(ii)	Inner cylinder, including axles.

(iii)	Upper and lower side struts, including spindles, universals and reaction links.

(iv)	Drag strut.

(v)	Orifice support tube.

(vi)	Downlock links including spindles and universals.

(vii)	Torsion links.

(viii)	Bell crank.

(ix)	Trunnion link.

(x)	Actuator beam, support link and beam arm.

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BOEING PROPRIETARY

7. Nose Landing Gear.

(i)	Outer cylinder.

(ii)	Inner cylinder, including axles.

(iii)	Orifice support tube.

(iv)	Upper and lower drag strut, including lock links.

(v)	Steering plates and steering collars.

(vi)	Torsion links.

NOTE: The Service Life Policy does not cover any bearings, bolts, bushings, clamps, brackets, actuating mechanisms or latching mechanisms used in or on the SLP Components.

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BOEING PROPRIETARY

The Boeing Company P.O. Box 3707 Seattle, WA 98124-2207

COP-PA-03774-LA-1207593R1

COPA Holdings S.A. Business Park, Torre Norte Urbanizacion Costa del Este Apartado 0816-06819 Panama, Republic of Panama

SA-10 Page 1

BOEING PROPRIETARY

Attachment A

1. Supplier Selection.

Customer will:

1.1 Select and notify Boeing of the suppliers and part numbers of the following SPE items by the following dates:

**TBD
Seats
Galleys/Furnishings
Antennas and Mounting Equipment
Avionics
IFE/CCS
Miscellaneous Emergency Equipment
Textiles/Raw Material
Cargo Systems*(single Aisle Programs only)
Provision Kits (single Aisle Programs only)
Radomes (single Aisle Programs only)

*	For a new certification, Customer will need to provide Supplier Selections two (2) months earlier than stated above.

Page 9

BOEING PROPRIETARY